As filed with the U.S. Securities and Exchange Commission on March 8, 2022.

Registration No. 333-252964

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT No. 3

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delaware	APPHARVEST, INC.	82-5042965
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

0100
(Primary Standard Industrial
Classification Code Number)

500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Webb

Chief Executive Officer
AppHarvest, Inc.
500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Lyons AppHarvest, Inc. 500 Appalachian Way Morehead, Kentucky 40351 (606) 653-6100	Derek O. Colla John T. McKenna Cooley LLP 1299 Pennsylvania Avenue NW, Suite 700 Washington, DC 20004 (202) 842-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On March 2, 2021, AppHarvest, Inc (the “Registrant”) filed a Registration Statement on Form S-1 (Registration No. 333-252964), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on March 4, 2021, as amended by (i) Post-Effective Amendment No. 1, which was filed on June 4, 2021, and subsequently declared effective by the SEC on June 8, 2021, as further amended by (ii) Post-Effective Amendment No. 2, which was filed on December 20, 2021, and subsequently declared effective by the SEC on December 23, 2021 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 3 to the Registration Statement is being filed by the Registrant to convert the registration statement on Form S-1 into a registration statement on Form S-3 (“Post-Effective Amendment No. 3”).

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 8, 2022

PRELIMINARY PROSPECTUS

Up to 84,211,418 Shares of Common Stock

Up to 13,250,000 Shares of Common Stock Issuable Upon Exercise of Warrants Up to 3,250,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 13,250,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 warrants (the “Private Warrants”) originally issued in a private placement to the initial stockholders of Novus Capital Corporation (the “Novus Initial Stockholders”) and EarlyBirdCapital, Inc. and certain of its designees (together with the Novus Initial Stockholders, the “Sponsors”) in connection with the initial public offering of Novus Capital Corporation (“Novus”) and (ii) up to 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Novus. We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) up to 84,211,418 shares of Common Stock consisting of (a) up to 37,500,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (“Subscription Agreements”) entered into on September 28, 2020, (b) up to 2,650,000 shares of Common Stock issued in a private placement to the Sponsors in connection with the initial public offering of Novus, (c) up to 3,250,000 shares of Common Stock issuable upon exercise of the Private Warrants, (d) up to 3,242,336 shares of Common Stock issued upon the conversion of certain convertible promissory notes issued by AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., “Legacy AppHarvest”) (the “Legacy AppHarvest Convertible Notes”) and (e) up to 37,569,082 shares of Common Stock pursuant to that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated January 29, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares, and (ii) up to 3,250,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

The Common Stock and Public Warrants are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “APPH” and “APPHW,” respectively. On March 7, 2022, the last reported sales price of Common Stock was $5.68 per share and the last reported sales price of our Warrants was $0.90 per Warrant.

We are incorporated in Delaware as a public benefit corporation. See “Prospectus Summary — Public Benefit Corporation.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2022

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus or any applicable prospectus supplement filed with the SEC. Neither we nor the Selling Securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AppHarvest,” “we,” “us,” “our” and similar terms refer to AppHarvest, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date such forward-looking statement is made and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	our ability to obtain funding for our future operations;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our ability to successfully construct controlled environment agriculture facilities, which may be subject to unexpected costs and delays and obtaining necessary capital when needed on acceptable terms;

•	our business, expansion plans and opportunities, including CEA technology and future expected produce;

•	our future capital requirements and sources and uses of cash;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to maintain our status as a Certified B Corporation;

•	changes in applicable laws or regulations; and

•	other risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K and under similar headings in the other documents we file with the SEC that are incorporated by reference into this prospectus.

The foregoing list of forward-looking statements is not exhaustive. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus or any documents incorporated by reference herein and any prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus or any documents incorporated by reference herein and any prospectus supplement will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

You should read this prospectus, any documents incorporated by reference herein and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of September 28, 2020, by and among Novus, Legacy AppHarvest and Merger Sub.

“Closing Date” means January 29, 2021, the date on which the closing of the Business Combination occurred.

“EarlyBirdCapital” means EarlyBirdCapital, Inc., representative of the underwriters of the Novus IPO.

“EBC Shares” means the 150,000 shares of Novus common stock initially purchased by EarlyBirdCapital and certain of its designees in a private placement in connection with the Novus IPO.

“Initial Stockholder Shares” means the 2,500,000 shares of Novus common stock initially purchased by the Novus Initial Stockholders in a private placement in connection with the Novus IPO.

“Legacy AppHarvest Convertible Notes” means those certain convertible notes issued by Legacy AppHarvest after the date of the Business Combination Agreement with an aggregate principal balance of $30.0 million, which were assumed by Novus immediately prior to the effective time of the Business Combination.

“Merger Sub” means ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus.

“Novus” means Novus Capital Corporation, a Delaware corporation.

“Novus Initial Stockholders” means the initial stockholders of Novus, including Novus’s officers and Novus’s directors, listed on Schedule C of the Business Combination Agreement.

“Novus IPO” means Novus’s initial public offering of units, consummated on May 19, 2020.

“PIPE” means that certain private placement in the aggregate amount of $375.0 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Novus, in which the subscribers purchased 37,500,000 shares of Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 37,500,000 shares of Common Stock issued to the subscribers in the PIPE.

“Private Warrants” means the 3,250,000 warrants to purchase shares of Common Stock purchased in a private placement in connection with the Novus IPO.

“Public Warrants” means the 10,000,000 warrants included as a component of the Novus units sold in the Novus IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated January 29, 2021, between and among Novus and certain securityholders who are parties thereto.

“Sponsors” means the Novus Initial Stockholders and EarlyBirdCapital.

“Sponsor Shares” means the Initial Stockholder Shares and the EBC Shares.

“Warrants” means the Private Warrants and the Public Warrants.

v

SUMMARY

This summary does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements, the related notes thereto and the information set forth in the sections titled “Risk Factors” and other information incorporated by reference from our filings with the SEC.

Overview

We were founded on January 19, 2018. Together with our subsidiaries, we are an applied agricultural technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, which are designed to grow non-GMO produce, free of or with minimal chemical pesticide residues, use primarily rainwater, and produce significantly higher yields than those yields achieved by traditional agriculture on the same amount of land. We combine conventional agricultural techniques with cutting-edge technology, including artificial intelligence and robotics, to improve access to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia.

Public Benefit Corporation

Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives.

As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage our company, are empowering individuals in Appalachia, driving positive environmental change in the agriculture industry, and improving the lives of our employees and the community at large. Being a public benefit corporation underscores our commitment to our purpose and our stakeholders, including farmers and suppliers, consumers and customers, communities and the environment and stockholders.

Certified B Corporation

While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, in December 2019, we were designated as a Certified B Corporation.

Corporate Information

On January 29, 2021, Legacy AppHarvest, Novus and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement, following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a Business Combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus. On the Closing Date, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc.

Our principal executive offices are located at 500 Appalachian Way, Morehead, Kentucky and our telephone number is (606) 653-6100. Our corporate website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“AppHarvest” and our other registered and common law trade names, trademarks and service marks are property of AppHarvest, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Offering

Issuance of Common Stock
Shares of Common Stock offered by us	13,250,000 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Private Warrants, consisting of (i) 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 Private Warrants and (ii) 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 Public Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	101,127,566 shares (as of December 31, 2021).

Shares of Common Stock outstanding assuming exercise of all Warrants	114,377,566 shares (as of December 31, 2021).

Exercise price of Warrants	$11.50 per share, subject to adjustment as described herein.
Use of proceeds	We will receive up to an aggregate of approximately $152.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, and aggregate of 84,211,418 shares of Common Stock, consisting of:

• up to 37,500,000 PIPE Shares;

• up to 2,650,000 Sponsor Shares;

• up to 3,250,000 shares of Common Stock issuable upon the exercise of the Private Warrants;

• up to 3,242,336 shares of Common Stock issued upon the conversion of the Legacy AppHarvest Convertible Notes; and

• up to 37,569,082 shares of Common Stock pursuant to the Registration Rights Agreement.

Warrants offered by the Selling Securityholders	Up to 3,250,000 of Private Warrants.

Redemption	The Public Warrants are redeemable in certain circumstances. See “Description of Our Securities”.
Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Nasdaq ticker symbols	“APPH” and “APPHW”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 29.

The number of shares of Common Stock to be outstanding is based on 101,135 shares of Common Stock outstanding as of December 31, 2021, and excludes:

•	6,324,944 shares of Common Stock issuable upon the settlement of restricted stock units granted under the 2021 Equity Incentive Plan and 2018 Equity Incentive Plan;

•	2,808,482 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $0.3288 per share granted under the 2021 Equity Incentive Plan and 2018 Equity Incentive Plan;

•	9,916,820 shares of Common Stock reserved for future issuance under the 2021 Equity Incentive Plan;

•	1,966,656 shares of Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and

•	13,241,717 shares of Common Stock issuable upon the exercise of outstanding Warrants, with an exercise price of $11.50 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $153.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 84,211,418 shares of Common Stock (including 3,250,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and up to 3,250,000 Private Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Private Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional Selling Securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Common Stock or Private Warrants other than through a public sale.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of January 29, 2021 regarding the beneficial ownership of our Common Stock and Warrants by the Selling Securityholders and the shares of Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on 101,135,849 shares of Common Stock outstanding as of December 31, 2021. Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker dealer.

Up to 10,000,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
ABP Co-Investment LLCM(1)	1,179,858	200,000	979,858	*	—	—	—	—
Alex Paskoff(2)	169,302	169,302	—	—	90,176	90,176	—	—
Alexander Laikin(3)	126,976	126,976	—	—	67,632	67,632	—	—
Alyeska Master Fund, L.P.(4)	7,179,134	6,000,000	1,179,134	1.17%	—	—	—	—
Amy Kaufmann(5)	1,500	1,500	—	—	—	—	—	—
Anne T. Dillon(6)	84,651	84,651	—	—	45,088	45,088	—	—
BEMAP Master Fund Ltd(7)	504,000	504,000	—	—	—	—	—	—
Bespoke Alpha MAC MIM LP(7)	60,000	60,000	—	—	—	—	—	—
BNP Paribas Funds Earth(8)	618,627	350,000	268,627	*	—	—	—	—
BNP Paribas Funds Energy Transition(8)	2,316,992	950,000	1,366,992	*	—	—	—	—
Bradley A. Bostic(9)	328,954	328,954	—	—	135,264	135,264	—	—
Brian C. Pahud(10)	134,651	134,651	—	—	45,088	45,088	—	—
CEFF AppHarvest Equity Holdings, LLC(11)	3,293,985	3,293,985	—	—	—	—	—	—
Cliff Holdings, LLC(12)	194,302	194,302	—	—	90,176	90,176	—	—
Coleen McGlynn(5)	1,000	1,000	—	—	—	—	—	—
Couch Holdings II, LLC(13)	256,316	256,316	—	—	—	—	—	—
CVI Investments, Inc.(14)	925,000	925,000	—	—	—	—	—	—
Entities affiliated with the D. E. Shaw group(15)	760,000	760,000	—	—	—	—	—	—
David Nussbaum(5)	25,000	25,000	—	—	—	—	—	—
DNE SPAC AH LLC(16)	130,000	130,000	—	—	—	—	—	—
EarlyBirdCapital, Inc.(17)	600,000	600,000	—	—	500,000	500,000	—	—
Edward Kovary(5)	20,000	20,000	—	—	—	—	—	—
ESK Partners LLC(18)	200,000	200,000	—	—	—	—	—	—
Ethan Meyers Irrevocable Investment Trust(19)	42,324	42,324	—	—	22,544	22,544	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee(20)	163,402	163,402	—	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(20)	3,990,851	3,990,851	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(20)	117,259	117,259	—	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(20)	56,448	56,448	—	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(20)	5,509	5,509	—	—	—	—	—	—
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee(20)	2,041,529	2,041,529	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(20)	2,170,878	2,170,878	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(20)	302,318	302,318	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(20)	485,276	485,276	—	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC(20)	178,611	178,611	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(20)	1,824,864	1,824,864	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(20)	195,665	195,665	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(20)	3,042	3,042	—	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(20)	251,069	251,069	—	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(20)	104,394	104,394	—	—	—	—	—	—
Finovus LLC(21)	253,954	253,954	—	—	135,264	135,264	—	—
Gleeson Cox(5)	1,500	1,500	—	—	—	—	—	—
Gregory Stoupnitzky(5)	2,000	2,000	—	—	—	—	—	—
Heather Goodman(22)	136,956	136,956	—	—	—	—	—	—
Hersch M. Klaff(23)	116,500	116,500	—	—	—	—	—	—
Hirsch Family Living Trust(24)	169,302	169,302	—	—	90,176	90,176	—	—
Inclusive Capital Partners Spring Master Fund, L.P.(25)	11,798,704	11,798,704	—	—	—	—	—	—
Integrated Core Strategies (US) LLC(26)	1,000,000	1,000,000	—	—	—	—	—	—
Jacqueline Chang(5)	500	500	—	—	—	—	—	—
Jay D. Stein(27)	70,000	70,000	—	—	—	—	—	—
Jeffrey Foster Living Trust(28)	670,408	670,408	—	—	270,528	270,528	—	—
Jillian Carter(5)	1,500	1,500	—	—	—	—	—	—
Joseph Mongiello(5)	1,000	1,000	—	—	—	—	—	—
Joel A. Hoffman(29)	84,651	84,651	—	—	45,088	45,088	—	—
Jonathan Taggart Birge(30)	25,000	25,000	—	—	—	—	—	—
Jonathan Webb(31)	18,341,499	18,341,499	—	—	—	—	—	—
Karin Michelle Held Revocable Trust(32)	219,302	219,302	—	—	90,176	90,176	—	—
Ken N. Beyer(33)	169,302	169,302	—	—	901,76	901,76	—	—
Kiran Bhatraju(34)	550,663	550,663	—	—	—	—	—	—
Landon Headley Butler(35)	40,000	40,000	—	—	—	—	—	—
Landon V. Butler Jr. Management Trust(36)	60,000	60,000	—	—	—	—	—	—
Larry M. Paulson and Gretchen V Paulson Family Trust dated September 4, 2019, and any amendments thereto(37)	607,909	607,909	—	—	270,529	270,529	—	—
Loren Eggleton(38)	271,040	234,080	36,960	*	—	—	—	—
Louis Conforti(39)	338,605	338,605	—	—	180,352	180,352	—	—
Magnetar Capital Master Fund, Ltc1(40)	150,000	150,000	—	—	—	—	—	—
Marc Van Tricht[01]	5,000	5,000	—	—	—	—	—	—
The Maria Marta Rainero Birge Revocable Trust Dec(41)	278,954	278,954	—	—	135,264	135,264	—	—
Mark Cangemi(5)	500	500	—	—	—	—	—	—
Mauro Conijeski(5)	2,500	2,500	—	—	—	—	—	—
Richard Michael Powell(5)	10,000	10,000	—	—	—	—	—	—
Millais Limited(42)	500,000	500,000	—	—	—	—	—	—
MMF LT, LLC(43)	1,000,000	1,000,000	—	—	—	—	—	—
Monashee Pure Alpha SPV I LP(7)	264,000	264,000	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After the offering	Percent Owned After Offering
Monashee Solitario Fund LP(7)	300,000	300,000	—	—	—	—	—	—
Mons Investments, LLC(44)	337,454	337,454	—	—	—	—	—	—
Narya Capital Fund I, L.P.(45)	2,939,577	2,939,577	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(46)	461,500	461,500	—	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund(46)	77,000	77,000	—	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(46)	461,500	461,500	—	—	—	—	—	—
Norges Bank (The Central Bank of Norway)	3,000,000	3,000,000	—	—	—	—	—	—
Peter C. Halt(47)	83,180	40,000	43,280	*	—	—	—	—
PilotRock Ventures LLC(48)	250,000	250,000	—	—	—	—	—	—
Rise of the Rest Seed Fund, LP(49)	5,396,594	5,396,594	—	—	—	—	—	—
Robert Gladstone(5)	2,000	2,000	—	—	—	—
Robert J. Laikin(50)	754,382	754,382	—	—	315,247	315,247	—	—
Ronald J. Sznaider and Michele A. Sznaider Living Trust dated August 14, 2020(51)	25,000	25,000	—	—	—	—	—	—
Samantha Meyers Irrevocable Investment Trust(52)	42,324	42,324	—	—	22,544	22,544	—	—
Sandia Capital, LLC(53)	800,000	800,000	—	—	—	—	—	—
Sean Vijay Madnani(54)	269,302	269,302	—	—	90,176	90,176	—	—
SEDD Bond Holdings LLC(55)	253,954	253,954	—	—	135,264	135,264	—	—
SFL SPV I LP(7)	72,000	72,000	—	—	—	—	—	—
Steven Levine(5)	25,000	25,000	—	—	—	—	—	—
Tech Opportunities LLC(56)	3,250,000	3,250,000	—	—	—	—	—	—
Tracy Fezza(5)	1,000	1,000	—	—	—	—	—	—
Variable Insurance Products Fund Ill: Growth Opportunities Portfolio(20)	608,885	608,885	—	—	—	—	—	—
Vincent Donargo(57)	363,605	363,605	—	—	180,352	180,352	—	—
Zak H Laikin(58)	126,976	126,976	—	—	67,632	67,632	—	—
Total	87,106,311	84,211,418			3,250,000	3,250,000

*	Less than one percent.

(1)	Consists of (i) 979,858 shares of Common Stock held by AB Co-Investment LLC, which is an affiliate of ABP Co-Investment LLC and (ii) 200,000 shares of Common Stock held by ABP Co-Investment LLC. As the sole member of ABP Co-Investment LLC, Cowen Investments II LLC may be deemed to beneficially own the securities owned directly by ABP Co-Investment LLC. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Jeffrey M. Solomon may be deemed to beneficially own the securities owned directly by ABP Co-Investment LLC. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(2)	Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants.
(3)	Consists of 59,344 shares of Common Stock and 67,632 shares of Common Stock issuable upon exercise of the Private Warrants.
(4)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares of Common Stock held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the Common Stock held by Alyeska.
(5)	Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(6)	Consists of 39,563 shares of Common Stock and 45,088 shares of Common Stock issuable upon exercise of the Private Warrants.
(7)	Monashee Investment Management LLC is the investment advisor for BEMAP Master Fund Ltd (“BEMAP”), Bespoke Alpha MAC MIM LP (“Bespoke Alpha”), Monashee Pure Alpha SPV I LP (“Monashee Pure Alpha”), Monashee Solitario Fund LP (“Monashee Solitario”) and SFL SPV I LP (“SFL”). Jeff Muller is an officer of Monashee Investment Management LLC, and may be deemed to have voting and investment power of the shares of Common Stock held by BEMAP, Bespoke Alpha, Monashee Pure Alpha, Monashee Solitario and SFL.
(8)	BNP Paribas Asset Management UK Limited, the authorized agent of BNP Paribas Funds Earth (“BNP Earth”) and BNP Paribas Funds Energy Transition (“BNP Energy”), has discretionary authority to vote and dispose of the shares of Common Stock held by BNP Earth and BNP Energy and may be deemed to be the beneficial owner of such shares. Edward Lees may be deemed to have voting and investment power of the shares of Common Stock held by BNP Earth and BNP Energy.

(9)	Consists of (i) 118,690 shares of Common Stock held by BEA Holdings II, LLC; (ii) 135,264 shares of Common Stock issuable upon exercise of the Private Warrants held by BEA Holdings II, LLC; and (iii) 75,000 shares of Common Stock held by BEA Holdings III, LLC. Bradley A. Bostic is the manager of BEA Holdings II, LLC and BEA Holdings III, LLC, and may be deemed to have the power to vote or dispose of the securities held by such entities. Mr. Bostic served as a director of Novus prior to the closing of the Business Combination.

(10)	Consists of (i) 50,000 shares of Common Stock held by Landmark Fund I, LLC; (ii) 39,563 shares of Common Stock held by Brian C. Pahud; and (iii) 45,088 shares of Common Stock issuable upon exercise of the Private Warrants held by Mr. Pahud. Mr. Pahud is the managing member of Landmark Fund I, LLC (“Landmark”) and may be deemed to have the power to vote or dispose of the securities held by Landmark.
(11)	CEFF AppHarvest Equity Holdings, LLC (“CEFF AppHarvest”) is a subsidiary of Controlled Environment Foods Fund (AIV II), LLC, which is managed by EqCEF I, LLC (“Eq Manager”). Eq Manager appoints an investment committee which holds voting and dispositive power over the shares held by CEFF AppHarvest and is currently comprised of R. Thomas Amis, David Chen, John J. Pierrepoint and Marco de Bruin. David Chen resigned from our board of directors in March 2021.
(12)	Consists of 104,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants. Ryan Levy is the manager of Cliff Holdings, LLC (“Cliff Holdings”) and may be deemed to have the power to vote or dispose of the securities held by Cliff Holdings.
(13)	Greg Couch is the Managing Member of Couch Holdings II, LLC (“Couch Holdings”) and may be deemed to have the power to vote or dispose of Common Stock held by Couch Holdings. Mr. Couch is a member of our board of directors.
(14)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this registration statement of shares of Common Stock purchased by the Selling Securityholder. Based on information provided to us by the Selling Securityholder, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(15)	Consists of (i) 190,000 shares of Common Stock held by D.E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and (ii) 570,000 shares of Common Stock held by D.E. Shaw Valence Portfolios, L.L.C. (“Valence”). Each of Oculus and Valence has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the shares of Common Stock held by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares of Common Stock on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of Common Stock directly, and each such entity disclaims beneficial ownership of the shares of Common Stock. David E. Shaw does not own any shares of Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares of Common Stock. David E. Shaw disclaims beneficial ownership of the shares of Common Stock. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.
(16)	David N. Eskenazi is the Chief Operating Manager of DNE SPAC AH LLC (“DNE SPAC”), an IN limited liability company and may be deemed to have the power to vote or dispose of the shares of Common Stock held by DNE SPAC. Mr. Eskenazi also holds additional securities of AppHarvest through his role as a member of SEDD Bond Holdings LLC, another Selling Securityholder.
(17)	Consists of 100,000 shares of Common Stock and 500,000 shares of Common Stock issuable upon exercise of the Private Warrants. David Nussbaum and Steven Levine, as chairman and CEO, respectively, of EarlyBirdCapital, Inc. (“EarlyBirdCapital”), may be deemed to have the power to vote or dispose of the securities held by EarlyBirdCapital. EarlyBirdCapital is a broker-dealer and obtained the securities as compensation for investment banking services.
(18)	Sidney D. Eskenazi is the Chief Operating Officer of ESK Partners LLC (“ESK Partners”), an Indiana limited liability company and may be deemed to have the power to vote or dispose of the shares of Common Stock held by ESK Partners. Certain members of ESK Partners also hold additional securities of AppHarvest through their interests in other Selling Securityholders.
(19)	Consists of 19,780 shares of Common Stock and 22,544 shares of Common Stock issuable upon exercise of the Private Warrants. Sidney Eskenazi is the trustee of the Ethan Meyers Irrevocable Investment Trust (the “Ethan Meyers Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Ethan Meyers Trust. The Ethan Meyers Trust is a 12.5% member of ESK Partners, another Selling Securityholder.

(20)	The account is managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of broker-dealers. Based on such information, the Selling Securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(21)	Consists of 118,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Warrants. Steven Fifel is the Managing Member of Finovus LLC (“Finovus”) and may be deemed to have the power to vote or dispose of the securities held by Finovus.
(22)	Consists of (i) 86,956 shares of Common Stock held by Heather Goodman and (ii) 50,000 shares of Common Stock held by TCRE, LLC (“TCRE”). Ms. Goodman is the managing member of TCRE and may be deemed to have the power to vote or dispose of the shares of Common Stock held by TCRE. Ms. Goodman served as a director of Novus prior to the closing of the Business Combination.
(23)	Consists of (i) 74,000 shares of Common Stock held by Millenium Trust Company LLC FBO Hersch M. Klaff IRA; (ii) 17,500 shares of Common Stock held by Millenium Trust Company LLC FBO Hersch M. Klaff Roth Conversion IRA; and (iii) 25,000 shares of Common Stock held by the Klaff Family Foundation (the “Klaff Foundation”). Hersch M. Klaff, Avril R. Klaff, Daniel B. Klaff, Marissa Klaff and Zara Klaff may each be deemed to have power to vote or dispose of the shares of Common Stock held by the Klaff Foundation.
(24)	Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants. Daniel J. Hirsch is the trustee of the Hirsch Family Living Trust (the “Hirsch Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Hirsch Trust.
(25)	Jeffrey Ubben is the controlling member of the management committee of Inclusive Capital Partners, L.L.C., the general partner of Inclusive Capital Partners, L.P., the investment manager to Inclusive Capital Partners Spring Master Fund, L.P. (“Inclusive”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Inclusive. Mr. Ubben is a member of our board of directors.
(26)	Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies.
(27)	Consists of (i) 20,000 shares of Common Stock held by Jay D. Stein Holdings LLC (“Stein Holdings”) and (ii) 50,000 shares of Common Stock held by the Jay D. Stein Irrevocable Trust Dated 15 November 2000 (the “Stein Trust”). Jay D. Stein is the member of Stein Holdings and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Stein Holdings. David N. Eskenazi is the trustee of the Stein Trust and may be deemed to have the power to vote or dispose of the securities held by the Stein Trust.
(28)	Consists of (i) 162,500 shares of Common Stock held by Jeffrey Foster Living Trust (the “Foster Trust”); (ii) 237,380 shares of Common Stock held by New Frontier LLC (“New Frontier”); and (iii) 270,528 shares of Common Stock issuable upon exercise of the Private Warrants held by New Frontier. Mr. Foster is the manager of the Foster Trust and the manager of New Frontier and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Foster Trust and New Frontier.
(29)	Consists of 39,563 shares of Common Stock and 45,088 shares of Common Stock issuable upon exercise of the Private Warrants.
(30)	Held by Millenium Trust Company FBO Jonathan Taggart Birge Roth IRA.
(31)	Jonathan Webb is our Chief Executive Officer and Chairman of our board of directors.
(32)	Consists of 129,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants. Karin Held is the trustee of Karin Michelle Held Revocable Trust (the “Held Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Held Trust.
(33)	Consists of 79,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants.
(34)	Kiran Bhatraju is a member of our board of directors.
(35)	Landon Headley Butler serves as our Head of Corporate Development.
(36)	Landon V. Butler Jr. is the trustee of Landon V. Butler Jr. Management Trust (the “Butler Trust”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Butler Trust.
(37)	Consists of 337,380 shares of Common Stock and 270,529 shares of Common Stock issuable upon exercise of the Private Warrants. Larry M. Paulson and Gretchen V. Paulson are the trustees of Larry M Paulson and Gretchen V Paulson Family Trust dated September 4, 2019 and any amendments thereto (the “Paulson Family Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Paulson Family Trust. Mr. Paulson was the CEO and director of Novus prior to the closing of the Business Combination.
(38)	Consists of (i) 234,080 shares of Common Stock and (ii) 36,960 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Closing Date. Loren Eggleton is our Chief Financial Officer.
(39)	Consists of 158,253 shares of Common Stock and 180,352 shares of Common Stock issuable upon exercise of the Private Warrants
(40)	The registered holder of the shares of Common Stock to be registered is Magnetar Capital Master Fund, Ltd (“MCMF”), which is managed by Magnetar Financial LLC (“MFL”). In such capacity, MFL exercises voting and investment power over the securities listed above held for MCMF. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”) is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”) is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of MCMF, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares of Common Stock shown include only the securities being registered for resale by MCMF and may not incorporate all interests deemed to be beneficially held by the registered holder or by other investment funds managed or advised by MFL.

(41)	Consists of 143,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Warrants. Maria Marta Rainero Birge is the trustee of the Maria Marta Rainero Birge Revocable Trust Dec (the “Marta Birge Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Marta Birge Trust.
(42)	BlueCrest Capital Management Limited, the investment manager of Millais Limited, has voting and investment control of the shares of Common Stock held by Millais Limited. Michael Platt is the Chief Executive Officer of BlueCrest Capital Management Limited and may be deemed to be the beneficial owner of such shares. The address of these entities and Mr. Platt is c/o Millais USA LLC, 767 5th Ave., 9th Fl., New York, NY 10153.
(43)	Moore Capital Management, LP, the investment manager of MMF LT, LLC (“MMF LT”), has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of Common Stock held by MMF LT. Mr. Bacon also is the indirect majority owner of MMF LT. The address of MMF LT, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(44)	Consists of 202,190 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Warrants. HMK Advisor, LLC (“HMK”) is the investment advisor for Mons Investments, LLC (“Mons”). Hersch Klaff is the manager and sole member of HMK and may be deemed to have the power to vote or dispose of the securities held by Mons.
(45)	J.D. Vance is a partner and managing director of Narya Capital Fund I, L.P. (“Narya Capital”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Narya Capital. Mr. Vance is a former member of our board of directors.
(46)	UBS O’Connor LLC is the investment manager of Nineteen77 Global Merger Arbitrage Master Limited, Nineteen77 Global Merger Arbitrage Opportunity Fund and Nineteen77 Global Multi- Strategy Alpha Master Limited and Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC may be deemed to have the power to vote or dispose of the shares of Common Stock held by the entities.
(47)	Peter C. Halt is our former Chief Financial Officer.
(48)	Thomas O’Malley, Jr. is the managing member of PilotRock Ventures LLC (“PilotRock”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by PilotRock.
(49)	Stephen M. Case holds sole voting and dispositive power over the shares of Common Stock held by Rise of the Rest Seed Fund, LP.
(50)	Consists of 439,135 shares of Common Stock and 315,247 shares of Common Stock issuable upon exercise of the Private Warrants. Robert J. Laikin is a former member of our board of directors.
(51)	Ronald J. Sznaider and Michele A. Sznaider are the trustees of the Robert Sznaider and Michele A. Sznaider Living Trust dated August 14, 2020 (the “Sznaider Trust”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by the Sznaider Trust.
(52)	Consists of 19,780 shares of Common Stock and 22,544 shares of Common Stock issuable upon exercise of the Private Warrants. Sidney Eskenazi is the trustee of Samantha Meyers Irrevocable Investment Trust (the “Samantha Meyers Trust”) and may be deemed to have the power to vote or dispose of the securities held by the Samantha Meyers Trust. The Samantha Meyers Trust is a 12.5% member of ESK Partners, another Selling Securityholder.
(53)	Elena Cimador is the Chief Financial Officer of Sandia Capital, LLC (“Sandia”) and may be deemed to have the power to vote or dispose of the shares of Common Stock held by Sandia.
(54)	Consists of 179,126 shares of Common Stock and 90,176 shares of Common Stock issuable upon exercise of the Private Warrants held through Madnani Living Trust dated April 20, 2018 .
(55)	Consists of 118,690 shares of Common Stock and 135,264 shares of Common Stock issuable upon exercise of the Private Warrants. David N. Eskenazi is Co-Chief Operating Officer of SEDD Bond Holdings LLC (“SEDD”), a Florida limited liability company, and may be deemed to have the power to vote or dispose of the securities held by SEDD.
(56)	Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over the shares of Common Stock. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these shares.
(57)	Consists of 183,253 shares of Common Stock and 180,352 shares of Common Stock issuable upon exercise of the Private Warrants. Mr. Donargo served as the Chief Financial Officer of Novus prior to the closing of the Business Combination.
(58)	Consists of 59,344 shares of Common Stock and 67,632 shares of Common Stock issuable upon exercise of the Private Warrants.

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 750,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2021, there were 101,135,849 shares of Common Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding as of December 31, 2021. We have no present plans to issue any shares of preferred stock.

Warrants

As of December 31, 2021, there were 13,241,717 Warrants to purchase Common Stock outstanding, consisting of 10,906,409 Public Warrants and 2,335,308 Private Warrants held by the Novus Initial Stockholders. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share at any time commencing 30 days after the closing of the Business Combination. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the five trading days ending on the trading day prior to the date of exercise.

The Private Warrants are identical to the Public Warrants except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Novus Initial Stockholders or their permitted transferees. Under the terms of the Warrant Agreement, if a Private Warrant is transferred to a holder other than an affiliate or permitted transferee, such Private Warrant will be treated as a Public Warrant.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant,

•	at any time after the Public Warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

•	if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.

The redemption criteria for our Public Warrants was established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then-outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the Warrant Agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 662∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and our policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Status as a Delaware Public Benefit Corporation

Our amended and restated certificate of incorporation reflects our designation as a public benefit corporation under Delaware law and identifies our public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of our employees and the community at large.

Delaware public benefit corporations are governed by the DGCL, including subchapter XV of the DGCL. Section 361 of the DGCL states that if a corporation elects to become a public benefit corporation, it shall be subject in all respects to the provisions of the DGCL, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply. Perhaps the most notable distinction of subchapter XV is its requirement that public benefit corporation directors balance the financial interests of stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefits identified in the public benefit corporation’s certificate of incorporation when making decisions. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.

Stockholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the DGCL, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law — including those related to self-dealing, conflicts of interest, and the application of the business judgment rule — will continue to apply with respect to public benefit corporations.

The following is a summary of the material differences between traditional Delaware corporations not subject to subchapter XV of the DGCL and Delaware public benefit corporations to the extent subchapter XV of the DGCL imposes additional or different requirements than the DGCL generally. This summary is subject to the complete text of subchapter XV of the DGCL, which stockholders are encouraged to read carefully.

Provision	Traditional Delaware Corporation	Delaware Public Benefit Corporation	Additional Practical Differences
General	Subject in all respects to the provisions of the DGCL.	Same as a traditional Delaware corporation, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply.	Not applicable.

Purpose	Usually incorporated as a for-profit corporation that may engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

Same as a traditional Delaware corporation; in addition, a Delaware public benefit corporation is intended to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. Accordingly, a Delaware public benefit corporation shall:

•     Identify within its statement of business or purpose one or more specific “public benefits,” i.e., a positive effect (or reduction of negative effects) on one or more categories of persons, entities, communities or interests (other than shareholders in their capacities as shareholders), to be promoted by the corporation; and

•     State within its heading that it is a public benefit corporation.

A public benefit corporation may be managed both to consider the financial interests of its shareholders as well as to promote its public benefits and operate in a responsible and sustainable manner.

Provision	Traditional Delaware Corporation	Delaware Public Benefit Corporation	Additional Practical Differences
Duties of Directors	Manage in the best interests of the corporation and its stockholders.	Manage in a manner that balances the pecuniary interests of the shareholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in its certificate of incorporation.	Directors of a traditional Delaware corporation may ordinarily take actions that they believe are not in the best interests of the stockholders in the short-term, at least if they believe that the action is in the long-term best interests of the corporation. The balancing requirement for directors of a public benefit corporation might more readily permit them, but does not require them, to take actions that stockholders consider not to be in their financial best interest.

Director Liability for Public Benefit Purpose	Not applicable.	A director of a public benefit corporation shall not, by virtue of the public benefit provisions of the DGCL, have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the corporation’s conduct and, with respect to a decision implicating the balance requirement described in “Duties of Directors” above, will be deemed to satisfy such director’s fiduciary duties to stockholders and the corporation if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.	No practical difference; directors of traditional Delaware corporations and public benefit corporations must both act with a duty of care and duty of loyalty.

Conflicts of Interest for Public Benefit Duties of Directors	Not applicable.	A director’s ownership of or other interest in the stock of the public benefit corporation shall not alone create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement described in “Duties of Directors” above, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. In the absence of a conflict of interest, no failure to satisfy that balancing requirement shall, for the purposes of §102(b)(7) or §145 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty, unless the certificate of incorporation so provides.	No practical difference; the same DGCL requirements regarding officer and director conflicts of interest of a traditional Delaware corporation are applicable to a public benefit corporation.

Suits to Enforce Public Benefit Duties of Directors	Not applicable.	Any action to enforce the balancing requirement described in “Duties of Directors” above, including any individual, derivative or any other type of action, may not be brought unless the plaintiffs in such action own individually or collectively, as of the date of instituting such action, at least 2% of the corporation’s outstanding shares or, in the case of a corporation with shares listed on a national securities exchange, the lesser of such percentage or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted. The provisions of subchapter XV do not relieve the plaintiffs from complying with any other conditions applicable to filing a derivative action including §327 of the DGCL and any rules of the court in which the action is filed.	The enforcement suit structure available to shareholders of a Delaware public benefit corporation that have met the threshold requirements may provide for additional circumstances in which a Delaware public benefit corporation is the subject of litigation related to a particular balancing decision made by the Board of Directors.

Provision	Traditional Delaware Corporation	Delaware Public Benefit Corporation	Additional Practical Differences
Public Benefit Notices	Not applicable.	A public benefit corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation formed pursuant to subchapter XV.	A public benefit corporation’s notice of meeting of stockholders must include a statement that it is a public benefit corporation.

Biennial Public Benefit Corporation Reporting	Not applicable.

A public benefit corporation shall no less than biennially provide its stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the corporation’s conduct.

The statement shall include items specified in subchapter XV.

The stockholders of a public benefit corporation will have access to regular reports highlighting certain aspects of the public benefit corporation’s conduct that might not be provided to stockholders of a traditional Delaware corporation.

Common Law Fiduciary Duties in Transactions for Corporate Control	In the context of certain transactions implicating a sale of control of a company, Delaware common law may impose on directors of a traditional corporation a duty to maximize short-term stockholder value.	In response to all sale transactions, the directors of a public benefit corporation are required to adhere to the balancing requirement described in “Duties of Directors” above.

In a potential sale of control transaction of a public benefit corporation, the board of directors would consider and balance factors in addition to maximizing short-term stockholder value. In the context of a hostile bid for a public benefit corporation, the board of directors could choose to reject such a bid in circumstances where the directors of a traditional corporation might be compelled by their fiduciary duties to accept such an offer.

Consequently, the stockholders of a public benefit corporation may not as easily realize their investment through a sale of control transaction.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

Listing

Our Common Stock and Warrants are traded on The Nasdaq Stock Market LLC under the symbols “APPH” and “APPHW”, respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities — Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Our Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 13,250,000 shares of Common Stock, consisting of (i) 3,250,000 shares of Common Stock that are issuable upon the exercise of 3,250,000 Private Warrants and (ii) 10,000,000 shares of Common Stock that are issuable upon the exercise of 10,000,000 Public Warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 84,211,418 shares of Common Stock (including up to 3,250,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 3,250,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by such Selling Securityholders.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the- counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Common Stock offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

LEGAL MATTERS

The validity of the securities offered herein has been passed upon for us by Cooley LLP. As of the date of this prospectus, GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and associates of Cooley LLP beneficially holds an aggregate of 95,817 shares of our Common Stock.

EXPERTS

The consolidated financial statements of AppHarvest, Inc. appearing in AppHarvest, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of AppHarvest, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the internet at the SEC’s website at www.sec.gov.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investors.appharvest.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 31, 2022 (except for the information furnished under Item 2.02 and the exhibits thereto) and February 9, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto); and

•	the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

AppHarvest, Inc.

500 Appalachian Way

Morehead, Kentucky 40351

(606) 653-6100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$328,450
Accountants’ fees and expenses	100,000
Legal fees and expenses	150,000
Printing fees	30,000
Miscellaneous fees and expenses	66,550
Total expenses	$675,000

Discounts, concessions, commissions and similar selling expenses attributable to the sale of the securities covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation and our amended and restated bylaws.

Pursuant to the Subscription Agreements, each Subscriber (as defined therein) agreed to, severally and not jointly, indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, from and against all losses, claims, damages, liabilities, costs and expenses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus included in a registration statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to us by Subscriber expressly for use therein, subject to certain exceptions.

Pursuant to the Registration Rights Agreement, we agreed to indemnify each holder of Registrable Securities (as defined therein), including certain of our officers and directors and their affiliates who or which hold Registrable Securities, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by us of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, subject to certain exceptions.

We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement

		Incorporated By Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date

2.1+	Business Combination Agreement and Plan of Reorganization, dated September 28, 2020, by and among Novus Capital Corporation, ORGA, Inc. and AppHarvest, Inc.	Form 8-K	001-39288	2.1	September 29, 2020
3.1	Amended and Restated Certificate of Incorporation of AppHarvest, Inc.	Form 8-K	001-39288	3.1	February 2, 2021
3.2	Amended and Restated Bylaws of AppHarvest, Inc.	Form 8-K	001-39288	3.2	February 2, 2021
4.1	Specimen Common Stock Certificate.	Form S-4/A	333-249421	4.4	December 1, 2020
4.2	Specimen Warrant Certificate of Novus.	Form 10-K/A	001-39288	4.3	June 2, 2021
5.1	Opinion of Cooley LLP.	Form S-1/A	333-252964	5.1	March 2, 2021
10.1	Form of PIPE Subscription Agreement	Form 8-K	001-39288	10.3	September 29, 2020
10.2	Amended and Restated Registration Rights Agreement, dated January 29, 2021, by and among AppHarvest, Inc. and certain stockholders of AppHarvest, Inc.	Form 8-K	001-39288	10.3	February 2, 2021
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Cooley (included in Exhibit 5.1).	Form S-1/A	333-252964	5.1	March 2, 2021
24.1	Power of Attorney (included on signature page of Post-Effective Amendment No. 1).	POS AM to Form S-1	333-252964	24.1	June 4, 2021
24.2*	Power of Attorney (included on signature page).

*	Filed herewith.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morehead, State of Kentucky, on this 8th day of March, 2022.

APPHARVEST, INC.

By:	/s/ Jonathan Webb
Jonathan Webb
Chief Executive Officer and Chairperson

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Webb and Loren Eggleton, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan Webb	Chief Executive Officer and Chairperson (Principal Executive Officer)	March 8, 2022
Jonathan Webb
/s/ Loren Eggleton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2022
Loren Eggleton
*	President and Director	March 8, 2022
David Lee
*	Director	March 8, 2022
Kiran Bhatraju
*	Director	March 8, 2022
Ciara A. Burnham
*	Director	March 8, 2022
Greg Couch
/s/ Patrick Halfmann	Director	March 8, 2022
Patrick Halfmann
*	Director	March 8, 2022
Anna Mason
*	Director	March 8, 2022
R. Geof Rochester
*	Director	March 8, 2022
Martha Stewart
/s/ J. Kevin Willis	Director	March 8, 2022
J. Kevin Willis

*By:	/s/ Jonathan Webb
Jonathan Webb, attorney in fact